EXHIBIT 10.2

AMENDMENT TO AGREEMENTS

THIS AMENDMENT TO AGREEMENTS (the “Amendment”) is made and entered into as of this 10th day of November, 2006, by and between HAWK CORPORATION, a Delaware corporation which maintains a place of business at 200 Public Square, Suite 1500, Cleveland Ohio 44114 (hereinafter referred to as “Hawk”), WELLMAN PRODUCTS GROUP, INC., an Ohio corporation which maintains a place of business at 200 Public Square, Suite 1500, Cleveland Ohio 44114 (hereinafter referred to as “Employer”), and B. CHRISTOPHER DISANTIS, an individual who resides at 8059 Long Forest Drive, Brecksville, Ohio 44141 (hereinafter referred to as “Employee”).

R E C I T A L S :

A. Hawk is the parent company of Employer.

B. Employer and Employee are parties to a certain employment agreement dated as of August 14, 2006 (the “Agreement”). They now desire to change certain provisions of the Agreement, as hereinafter set forth.

B. Employee is a “Covered Employee” under one or more plans (collectively, the “Plans”) pursuant to which Hawk has awarded to Employee options to purchase shares of the common stock, $.01 par value, of Employer (“Shares”).

C. Employee is an “Optionee” pursuant to the terms of one or more incentive stock option agreements and/or award agreements between Hawk and Employer which further define Employee’s rights and obligations in connection with awards of Shares (collectively, the “Option Agreements”).

D. The parties now desire to amend the Agreement and the Option Agreements as hereinafter set forth.

ACCORDINGLY, in consideration of the promises hereinafter set forth in this Agreement and in the Control Agreement, the parties agree as follows:

1. Changes to Section 5 of the Agreement. Employer and Employee hereby agree that Section 5 of the Agreement is hereby amended as follows:

1. Section 5(b) is deleted from the Agreement in its entirety and is replaced by the following new Section 5(b):

(b) Subject to the terms of subparagraph (a) above, in the event of the termination of Employee’s employment by Employer for a reason other than for “Cause”, Employer will continue to pay to Employee the “Annual Salary” for a period of twenty four (24) months following the date of termination, will continue to provide to Employee and his family “Basic Medical Coverage” and “Executive Medical Benefits” (as hereinafter defined) for a period of twenty four (24) months following the date of termination, and will cause the stock options which have been granted to Employee to become immediately vested, effective on or before the date of termination. In addition, Employee shall be entitled to receive payment for any earned vacation which he had not used as of the date of termination. For purposes of this Agreement, the definition of “Annual Salary” shall be identical to the definition of “Annual Salary” set forth in Section 1.1(e) of the Control Agreement, and the definition of “Cause” shall be identical to the definition of “Cause” set forth in Section 1.1(k) of the Control Agreement, and each of those definitions is incorporated herein to the same extent as if it had been fully rewritten in this Agreement. For purposes hereof, “Basic Medical Coverage” shall mean the same group medical insurance coverage as is provided to all salaried employees, and “Executive Medical Benefits” shall mean the additional medical benefits that are provided (if any) from time to time to high level executives only, in each case on the same basis as such benefits had been provided immediately prior to the termination and subject to the provisions of the applicable plans.

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2. The first part of the first sentence of Section 5(c), providing as follows:

“The continuation of Annual Salary, Basic Medical Coverage and Executive Medical Benefits described in subparagraph (b) above (collectively, the “Severance Benefits”)…”

is hereby amended so as to provide as follows:

“The continuation of Annual Salary, Basic Medical Coverage and Executive Medical Benefits, and the vesting of certain stock options, as described in subparagraph (b) above (collectively, the “Severance Benefits”)…”

2. Amendment of Option Agreements. Hawk and Employee hereby agree that each Option Agreement is hereby amended to provide that, notwithstanding any provision thereof to the contrary, in the event of the termination of Employee’s employment by Employer for a reason other than for “Cause, any stock options granted under one or more of the Plans shall become immediately vested, effective on the date of termination.

3. Plan Committee Action. Hawk and Employer hereby agree to take such steps as may be necessary or appropriate to cause the “Committee” (as defined in each of the Plans) to take such action as may be required to effectuate the agreements set forth herein with respect to the vesting of stock options.

4. Full Force and Effect. Except to the extent specifically modified in this Amendment, each and every provision of the Agreement and of the Option Agreements remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first hereinabove mentioned.

HAWK CORPORATION
(“Hawk”)

By: /s/RONALD E. WEINBERG
Its: Chairman and Chief Executive Officer

WELLMAN PRODUCTS GROUP, INC.
(“Employer”)

By: /s/RONALD E. WEINBERG
Its: Chairman and Chief Executive Officer

By: /s/B. CHRISTOPER DISANTIS
B. Christopher DiSantis (“Employee”)

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